EXHIBIT 10.1


                         DEBENTURE CONVERSION AGREEMENT


         THIS DEBENTURE CONVERSION AGREEMENT is made and dated for reference as effective on this 6th day of August, 2004.


BETWEEN:

         PETROGEN CORP. a company incorporated under the laws of Nevada and having an address for notice and delivery hereunder located at c/o 2550
         - 555 West Hastings Street, Vancouver, BC V6B 4N5

         (the "ISSUER");
                                                               OF THE FIRST PART


AND:

         ACCEDER TECHNOLOGY PTE LTD., for and on its own behalf or on behalf of its nominee or assignee, as the case may be, is a Singapore company having an address for the purposes of this Agreement located at 1 Rocho Canal Road, #06-21, Simlim Square, Singapore 188504

         (the "CREDITOR");
                                                              OF THE SECOND PART


         (the Issuer and the Creditor being hereinafter singularly also referred to as a "PARTY" and collectively referred to as the "PARTIES" as the context so requires).


         WHEREAS:


A. By agreement dated effective July 8, 2004 the Creditor, with the knowledge and concurrence of the Issuer, acquired convertible debentures (the "ACQUIRED DEBENTURES") issued by the Issuer to the following parties in the stated amounts:

LENDER                CERTIFICATE NUMBER          PRINCIPAL AMOUNT AT ISSUANCE

Newport                        1                           $277,841.58
ICI                            2                           $271,229.15
Spartan                        3                           $47,091.79
Atkins                         4                           $14,489.70
Pierce                         5                           $65,928.51
Cox                            6                           $47,091.80

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B.       Accordingly the Issuer is indebted to the Creditor in the aggregate sum of $723,672.53US plus $10,000 of interest for an aggregate of $733,672.53 (the "OUTSTANDING DEBT");

C. The Issuer and the Creditor have agreed to compromise and pay the Outstanding Debt in full by conversion and discharge of the Acquired Debentures such that the Outstanding Debt and any accrued interest is hereby settled and agreed as fully paid in consideration of the issuance of an aggregate of 2,934,690 (two million nine hundred and thirty-four thousand six hundred and ninety) common shares of the Issuer (each a "SHARE") at a deemed price of $0.25US per Share;


         NOW THIS AGREEMENT WITNESSES THAT IN CONSIDERATION of the sum of One Dollar ($1.00) now paid by the Issuer to the Creditor (the receipt and sufficiency of which is hereby acknowledged by the Creditor), the Parties hereto agree as follows:


1. SETTLEMENT OF OUTSTANDING DEBT FOR SHARES. The Parties agree that the pre-amble hereto is incorporated as contractual terms and the Issuer agrees to issue and the Creditor agrees to accept 2,934,690 (two million nine hundred and thirty-four thousand six hundred and ninety) Shares of the Issuer at an issue price of $0.25US per Share in full and complete settlement of the Outstanding Debt and interest thereof now owed by the Issuer to the Creditor, subject to the terms and conditions of this Agreement, and that the issuance of such Shares constitutes full and complete payment and discharge of the Acquired Debentures. The Issuer shall effect best commercially reasonable efforts to issue the Shares with the least applicable hold period under prevailing law. In the event that the Issuer shall effect a registration statement and the Shares shall be subject to a hold period the Issuer shall include the Shares in such registration statement to release any applicable hold periods permitted to be released. The Issuer warrants that the Shares shall be issued lawfully and validly and as full paid and non-assessable shares.

2. ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF THE CREDITOR. The Creditor hereby acknowledges, represents and warrants to the Issuer, with the intent that the Issuer will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Creditor, after having made due inquiry:

         (a) OWNERSHIP OF THE OUTSTANDING DEBT: the Creditor is the 100% legal and beneficial owner of the Outstanding Debt and the Acquired Debentures;

         (b) INDEPENDENT ADVICE AS TO HOLD PERIODS: the Creditor has been independently advised as to the applicable hold period imposed in respect of the Shares by applicable securities legislation and confirms that no representation has been made respecting the applicable hold periods for the Shares, and the Creditor is aware of the risks and other characteristics of the Shares and of the fact that the Creditor may not be able to resell the Shares except in accordance with the applicable securities legislation and regulatory policies. The Creditor, if subject to US law, is an accreditted investor under such laws, is not a Canadian person and if it is a person of a non-US or non-Canadian jurisdiction that the Creditor has full legal right to effect this Agreement and to accept the Shares ;
         (c) DISCHARGE OF OUTSTANDING DEBT: the Creditor warrants that upon issuance of the Shares that the Outstanding Debt is fully and absolutely discharged and that the Acquired Debentures are fully and absolutely discharged and shall be tendered immediately upon delivery of the Shares to the Issuer for cancellation..

         The Creditor understands that the Issuer will rely on the acknowledgements, representations and warranties contained in this Agreement in determining whether the issuance of the Shares to the Creditor is in compliance with federal and applicable state securities laws.

3. RESTRICTIONS ON THE SHARES. The Creditor acknowledges and understands that neither the sale of the Shares which the Creditor is acquiring nor the Shares themselves have been registered under any federal and applicable state securities laws. In addition, the Creditor acknowledges that certain or all of the Shares will or may bear a legend denoting the restrictions on transfer imposed by the rules of applicable securities legislation including that certain or all of the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the issuer being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instructions."

         The Creditor agrees to sell, assign or transfer the Shares only in accordance with the requirements of the applicable securities laws and such legends, and the Creditor hereby consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the referenced Shares in order to implement the restrictions on transfer set forth and described hereinabove.

4. TERMINATION OF SETTLEMENT. The Creditor may elect to cancel this Agreement and not accept any of the Shares of the Issuer in settlement of the Outstanding Debt at any time prior to acceptance by the Creditor of certificates for the Shares in the following events:

         (a) the Issuer is suspended or ceases to be listed on a publicly traded exchange for more than 30 days;

         (b) the Issuer is insolvent, commits an act of bankruptcy, commences winding up, or enters into an arrangement for amalgamation or merger without the Creditor's consent;

         (c) the Issuer determines to dispose of the major portion of its undertaking, ceases active business or alters its share capital without the Creditor's consent; or

         (d) the Shares are not issued and delivered to the Creditor prior to September 30, 2004.

         The foregoing provisions are for the sole benefit of the Creditor and may be waived by the Creditor in whole or in part, from time to time, but a particular waiver will not prevent the Creditor from exercising its foregoing remedies or elections for subsequent eventualities of the foregoing nature.

5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement being the Outstanding Debt, interest, and the Acquired Debentures. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.       TIME OF THE ESSENCE.   Time will be of the essence of this Agreement.

7. REPRESENTATION AND COSTS. It is hereby acknowledged by each of the Parties hereto that, as between the Issuer and the Creditor herein, Devlin Jensen, Barristers and Solicitors, acts solely for the Issuer, and that the Creditor has been advised to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement.

8. APPLICABLE LAW. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed, enforced and adjudicated exclusively in accordance with the laws and in the courts in the Province of British Columbia.

9. SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

10. COUNTERPARTS AND VIA FACSIMILE. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, will be deemed to bear the execution date as set forth on the front page of this Agreement.

11. CONSENTS AND WAIVERS. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

         (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this Agreement;

         (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

         (c) eliminate or modify the need for a specific consent or waiver pursuant to any subsequent instance.


         IN  WITNESS   WHEREOF  the  Parties  hereto  have  hereunto  set  their
respective hands and seals in the presence of their duly authorized signatories effective as at the date first above written.


Executed and agreed by                 )
ACCEDER TECHNOLOGY PTE LTD             )
____________________________
by its authorized signatory:   )       )
                                       )
                                       )
/s/ KEE BOON HIAN                      )
____________________________
Authorized Signatory                   )


Executed and agreed by                 )
PETROGEN CORP.                         )
____________________________
by its authorized signatory:    )      )
                                       )
                                       )
/s/ SACHA H. SPINDLER                  )
____________________________
Authorized Signatory                   )